UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2023

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

1400 16th Street,	Suite 270,
Oak Brook,	Illinois			60523
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Specialty Pipe & Tube, Inc. Divestiture

On December 22, 2023, Ascent Industries Co. (“Ascent”) and its wholly-owned subsidiary Specialty Pipe & Tube, Inc. (“SPT”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Ascent and SPT sold substantially all of the assets primarily related to SPT to Specialty Pipe & Tube Operations, LLC, a Delaware limited liability company (the “Purchaser”). The consideration for the transaction was approximately $55 million of cash proceeds subject to certain closing adjustments. The transaction closed on December 22, 2023.

The Purchase Agreement contains customary representations, warranties and limited indemnification by Ascent and SPT. Ascent and Purchaser also entered into a Transition Services Agreement (the “TSA”) and an Employee Leasing Agreement (the “ELA”) each dated December 22, 2023, pursuant to which Ascent has agreed to provide certain transition services and to lease certain employees to Purchaser immediately after the closing for certain agreed upon transition periods.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (a) the other items of this Current Report on Form 8-K and (b) the Purchase Agreement and the TSA and ELA, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated by reference herein. A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the Purchase Agreement contains representations, warranties and covenants that were made as of specific dates and only for the benefit of the parties to the Purchase Agreement and are qualified by information included in confidential disclosure schedules. Moreover, certain representations, warranties and covenants in the Purchase Agreement were made for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations, warranties and covenants in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the parties to the agreement.

Credit Facility Amendment

On December 22, 2023, Ascent also entered into a Limited Consent, Second Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders under Ascent’s credit facility (the “Credit Facility Amendment”). The Credit Facility Amendment contains a consent for the SPT divestiture described above, released the lien on the assets of SPT and removed SPT as a loan party. The Credit Facility Amendment also reduced the maximum revolving loan commitment under the credit facility from $105 million to $80 million, and increased the interest rate for the credit facility from SOFR plus an interest rate margin of between 1.60% and 1.70% to SOFR plus an interest rate margin of between 1.85% and 2.10%, depending on average availability under the credit facility and Ascent’s consolidated fixed charge coverage ratio. As required by the Credit Facility Amendment, Ascent used the proceeds from the SPT divestiture to prepay in full the term loan in the original principal amount of $5 million under the credit facility and used the remaining proceeds to prepay in part the revolving loans under the credit facility.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information included under Item 1.01 of this report is hereby incorporated herein by reference..

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this report is hereby incorporated herein by reference.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this report.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated statements of income (loss) of Ascent and the unaudited pro forma consolidated balance sheet of Ascent for the nine months ended September 30, 2023, after giving pro forma effect to sale and transfer of substantially all of the assets primarily related to SPT to Purchaser, and notes to the unaudited pro forma condensed financial statements is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. This information should be read in conjunction with the historical financial statements and notes of Ascent included in the Quarterly Report on Form 10-Q for the period ended September 30, 2023 and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(d) Exhibits

Exhibit Number	Description
2.1*
Asset Purchase Agreement by and among Specialty Pipe & Tube Operations LLC, Specialty Pipe & Tube, Inc., and Ascent Industries Co., as the sole shareholder of Specialty Pipe & Tube, Inc. dated as of December 22, 2023

10.1*	Transition Services Agreement between Specialty Pipe & Tube Operations LLC and Ascent Industries Co. dated as of December 22, 2023
10.2*	Employee Leasing Transition Services Agreement between Specialty Pipe & Tube Operations LLC and Ascent Industries Co. dated as of December 22, 2023
10.3	Limited Consent, Second Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders party thereto dated as of December 22, 2023
99.1	Press Release dated December 26, 2023
99.2
Unaudited pro forma condensed balance sheet of Ascent as of September 30, 2023, unaudited pro forma condensed statement of income (loss) for the nine months ended September 30, 2023, and consolidated statements of income (loss) for the years ended December 31, 2022 and 2021 and notes to the unaudited pro forma condensed financial statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: December 29, 2023	By: /s/ William S. Steckel
William S. Steckel
Chief Financial Officer